UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported): March 15, 2005


                        SANTA FE FINANCIAL CORPORATION
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Nevada                       0-6877              95-2452529
----------------------------        ------------       -------------------
(State or other jurisdiction        (Commission         (IRS Employer
 of incorporation)                  File Number)       Identification No.)


         820 Moraga Drive, Los Angeles, CA                90049
       ---------------------------------------           --------
       (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (310) 889-2500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.


     On December 10, 2004, Justice Investors, a California limited partnership ("Justice" or the "Partnership"), entered into a Franchise License Agreement (the "Agreement") with Hilton Inns, Inc., a subsidiary of Hilton Hotels Corporation, allowing Justice to operate the Partnership's hotel property located at 750 Kearny Street, San Francisco, California (the "Hotel") as a Hilton brand hotel. Santa Fe Financial Corporation's subsidiary, Portsmouth Square, Inc. ("Portsmouth") has a 49.8% limited partnership interest in Justice and serves as one of its general partners. Under the Agreement, the Partnership is required to make substantial renovations to the Hotel to meet Hilton standards. The Agreement requires that those renovations be complete and the Hotel commence operations as a Hilton hotel no later than June 1, 2006.

     On March 15, 2005, the Partnership announced its decision to close down its Hotel operations on or about June 1, 2005 to complete renovations of the Hotel as required by the Agreement. The Partnership made this decision because of, among other things, the scope of the work in the common areas, engineering factors and potential environmental and safety issues which made it preferable to temporarily close the Hotel portion of the property. It is anticipated that the Hotel will be closed for a period of six to seven months before it reopens as the "Hilton San Francisco Financial District". The below ground parking garage and Tru Spa located on the lobby level of the Hotel, both of which are lessees of the Partnership, will remain open during the renovation work.

     On March 15, 2005, the Partnership also entered into an amended lease with the Chinese Culture Foundation of San Francisco (the "Foundation") for the third floor space of the Hotel commonly known as the Chinese Cultural Center. The amended lease requires the Partnership to pay to the Foundation a monthly event space fee in the amount of $4,600, adjusted annually based on the local Consumer Price Index. The term of the amended lease remains the same as the current lease, expiring on October 17, 2023, with an automatic extension for another 10 year term if the property continues to be operated as a hotel.



Safe Harbor Provision:
---------------------

Statements contained in this report that are not descriptions of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward looking statements include statements related to anticipated trends in revenues, future operations, financial performance and projected revenues and income. Such statements often include words such as "anticipate," "estimate", "project", "expects", "intends," "believes," "plans," "approximately," "likely," and similar expressions. Because Forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. The risks and uncertainties that contribute to the uncertain nature of forward looking statements include, but are not limited to, those related to the impact of terrorism and war on the national and international economies, including tourism, general economic conditions and increased competition in the hotel industry in the San Francisco area, partnership distributions, financing, leverage and debt service, labor relations and labor disruptions, and other factors, including natural disasters, and those discussed in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2004 and its other periodic reports filed with the Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made.
The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SANTA FE FINANCIAL CORPORATION


Dated: March 18, 2005                 By     /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Vice President and Secretary



                                     -3-